UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

CLEANTECH BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7386 Pershing Ave, University City, Missouri	63130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 862-8670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of the Form 10-Q for the three and nine months ended September 30, 2008 of CleanTech Biofuels, Inc., (the “Company), management identified a possible calculation error resulting in an overstatement of the Company’s share-based compensation expense reported in prior periods. On October 17, 2008, management notified the Audit Committee of the Company’s Board of Directors and on October 24, 2008, the Audit Committee concluded that the Company’s previously released financial statements for the three months ended March 31, 2008 and for the three and six months ended June 30, 2008 should no longer be relied on and should be corrected.

The Audit Committee has determined that the calculation error resulted in an overstatement of the Company’s share-based compensation expense pursuant to FAS123R for the three months ended March 31, 2008 by approximately $500,000 and an overstatement of the Company’s share-based compensation expense pursuant to FAS123R for the three and six months ended June 30, 2008 by approximately $500,000 and $1,000,000, respectively. Management of the Company discussed all of these matters with the Company’s independent accountant.

The Company anticipates filing amendments to its Forms 10-Q for the affected quarterly periods to reflect the corrections to its quarterly financial statements in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: October 24, 2008	By:	/s/ Edward P. Hennessey

Name: Edward P. Hennessey
Title: Chief Executive Officer and President